UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2013, Great Lakes Dredge & Dock Corporation (the “Company”) announced that the Company was the low bidder on an $81 million coastal restoration project in Louisiana that will commence dredging in the first quarter of 2014 and contribute to 2014 results. On August 13, 2013, the State of Louisiana, Coastal Protection and Restoration Authority (“CPRA”) notified the Company that the CPRA had rejected the Company’s bid for failure to complete a unit price line item of the bid form and that the project will be re-advertised in the near future. On August 14, 2013, the Company filed a lawsuit in the Nineteenth Judicial District Court for the Parish of East Baton Rouge, Louisiana to compel the CPRA to issue the contract to the Company. The Company intends to continue to pursue the project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: August 14, 2013	/s/ William S. Steckel
William S. Steckel
Senior Vice President and Chief Financial Officer